UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the stockholders of Amphenol Corporation (the “Company”) was held on May 23, 2012.

(b)           The stockholders elected both of the Company’s nominees for director; ratified Deloitte & Touche LLP as independent public accountants of the Company; approved the advisory vote on compensation of named executive officers; approved amendments to the Restated Certificate of Incorporation and Bylaws to declassify the board; approved amendments to the Restated Certificate of Incorporation to eliminate supermajority voting; approved the 2012 Restricted Stock Plan for Directors of Amphenol Corporation; and approved a stockholder proposal requesting the Board of Directors to take action to eliminate supermajority voting.  Voting for each item is as follows:

A.            Election of Directors:

	Shares For	Shares Withheld	Non-Votes
Edward G. Jepson	143,659,113	2,555,764	4,098,408
John R. Lord	144,069,332	2,560,183	4,098,408

B.            Ratification of Deloitte & Touche LLP as independent public accountants of the Company:

For	149,355,386
Against	1,442,121
Abstain	38,431
Non-Votes	—

C.            Advisory Vote to Approve Compensation of Named Executive Officers:

For	142,917,397
Against	3,644,839
Abstain	174,995
Non-Votes	4,098,707

D.            Approve Amendments to the Restated Certificate of Incorporation and Bylaws to declassify the Board:

For	146,614,002
Against	61,358
Abstain	61,871
Non-Votes	4,098,707

E.             Approve Amendments to the Restated Certificate of Incorporation and Bylaws to eliminate supermajority voting:

For	146,602,535
Against	61,406
Abstain	73,290
Non-Votes	4,098,707

F.             Approve the 2012 Restricted Stock Plan for Directors of Amphenol Corporation:

For	141,589,736
Against	5,000,780
Abstain	146,715
Non-Votes	4,098,707

G.            Stockholder Proposal requesting the Board of Directors to take action to eliminate supermajority voting:

For	89,092,547
Against	56,572,151
Abstain	1,072,832
Non-Votes	4,098,408

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President
and Chief Financial Officer

Date: May 29, 2012